UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2026
(March 31, 2026)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.

TXNM Energy, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
TXNM Energy, Inc.	Common Stock, no par value	TXNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

TXNM Energy, Inc. (the “Company”) today notified holders of its 5.75% Junior Subordinated Convertible Notes due 2054 (the “Convertible Notes”) that the Convertible Notes are convertible, at the option of the holders (the “Conversion Option”), over a period beginning on April 1, 2026, and ending at the close of business on June 30, 2026 (the “Second Quarter 2026 Conversion Period”). The Convertible Notes are convertible at a conversion rate of 22.5382 shares of common stock per $1,000 principal amount of Convertible Notes, which is equivalent to a conversion price of approximately $44.37 per share of common stock.

Upon any conversion of the Convertible Notes during the Second Quarter 2026 Conversion Period, the Company will (1) deliver (in book-entry form through DTC) an equal aggregate principal amount of a newly issued series of its 5.75% non-convertible junior subordinated notes due 2054 (the “5.75% Non-Convertible Junior Subordinated Notes”) with the same terms as the Convertible Notes (other than the conversion features and certain features in relation to redemption rights) as provided pursuant to an Indenture, dated as of June 10, 2024, between the Company and Computershare Trust Company, N.A., as trustee (the “Trustee”), and (2) deliver shares of the Company’s common stock (together with cash, if applicable, in lieu of delivering any fractional share of the common stock) in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Convertible Notes being converted. The amount of the Company’s conversion obligation, if any, in excess of the principal amount of any Convertible Notes being converted will be determined in accordance with the terms of the Indenture, dated as of June 10, 2024, between the Company and the Trustee, governing the Convertible Notes (the “Convertible Notes Indenture”), over an observation period consisting of the 60 consecutive trading day period beginning on, and including, the second trading day immediately succeeding the relevant conversion date. Holders electing to convert their Convertible Notes during the Second Quarter 2026 Conversion Period will not receive any cash consideration in connection with such a conversion (other than any cash paid in lieu of delivery of a fractional share of the common stock).

The Convertible Notes became convertible during the Second Quarter 2026 Conversion Period because the last reported sale price of shares of the Company’s common stock, for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the calendar quarter ended March 31, 2026, was greater than or equal to 130% of the conversion price in effect on each applicable trading day. Any determination regarding the convertibility of the Convertible Notes during future periods will be made in accordance with the terms of the Convertible Notes Indenture.

The Company has issued a notice to holders with respect to the Conversion Option specifying the applicable terms, conditions and procedures. The notice will be available through The Depository Trust Company, by requesting a copy from Computershare Trust Company, N.A., which is serving as the conversion agent, or on the Company’s website (www.txnmenergy.com) under the heading “Investors.”

None of the Company, its Board of Directors or its employees has made or is making any representation or recommendation to any holder as to whether to exercise or refrain from exercising the Conversion Option.

With respect to any conversion during the Second Quarter 2026 Conversion Period, although the Company will deliver shares of its common stock (together with cash, if applicable, in lieu of delivering any fractional share of common stock), in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of Convertible Notes being converted, holders of the Convertible Notes will not be entitled to receive cash or shares of our common stock in respect of the Company’s conversion obligation up to the aggregate principal amount of Convertible Notes being converted. Instead of cash or shares of the Company’s common stock, the Company will deliver, in respect of its conversion obligation up to the aggregate principal amount of Convertible Notes being converted, an equal aggregate principal amount of the 5.75% Non-Convertible Junior Subordinated Notes, which will mature on June 1, 2054. Consequently, holders of the Convertible Notes that elect to convert their Convertible Notes during the Second Quarter 2026 Conversion Period will receive securities that are less liquid than the consideration a holder would receive if it held a convertible security that converted into cash or shares of common stock in respect of the conversion obligation up to the aggregate principal amount of Convertible Notes being converted.

In addition, the interest rate, interest deferral rights and other terms of the 5.75% Non-Convertible Junior Subordinated Notes may not be as favorable as the terms of similar securities issued at the time. For example, on December 10, 2025, the Company issued its 7.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056, which bear interest initially at a rate of 7.000% per annum. As a result, even if a liquid trading market exists for 5.75% Non-Convertible Junior Subordinated Notes, the 5.75% Non-Convertible Junior Subordinated Notes would be expected to trade at prices below the $1,000 aggregate principal amount of each 5.75% Non-Convertible Junior Subordinated Note. Further, there can be no assurance that a liquid trading market will exist for the 5.75% Non-Convertible Junior Subordinated Notes, particularly if holders convert their Convertible Notes at a time when few Convertible Notes have been or are being converted.

As previously disclosed, on May 18, 2025, the Company, Troy ParentCo, LLC (the “Parent”), and Troy Merger Sub Inc. (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Blackstone Infrastructure Partners L.P. Pursuant to the Merger Agreement, each issued and outstanding share of the common stock of the Company (other than (i) the issued shares of the Company’s common stock that are owned by the Company, Parent, Merger Sub, or any other wholly-owned subsidiaries of Parent or the Company, in each case, not held on behalf of third parties, which will be automatically cancelled at the time the Merger is consummated and (ii) shares of the Company’s common stock outstanding immediately prior to the time the Merger is consummated and held by a holder who has not voted in favor of, or consented in writing to, the Merger who is entitled to, and who has demanded, payment for fair value of such shares in accordance with applicable New Mexico law) will, at the effective time of the Merger, be converted into the right to receive $61.25 in cash, without interest.

If consummated, the Merger will constitute a “make-whole fundamental change” with respect to the Convertible Notes, and holders will be entitled to surrender their Convertible Notes for conversion at any time from or after the effective date of the Merger until 35 trading days after the effective date of the Merger (or, if the Company gives notice after the effective date of the Merger, until 35 trading days after the date the Company gives notice). In such a case, (i) the consideration due upon conversion of each $1,000 principal amount of Convertible Notes will be solely cash in an amount equal to the conversion rate in effect on the conversion date (subject to potential increase as provided in the Convertible Notes Indenture), multiplied by the price paid per share of common stock in the Merger and (ii) and the Company will satisfy its conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date.

Consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, without limitation, the absence of any material adverse effect on the Company, no legal prohibition on the consummation of the Merger, and the receipt of certain required regulatory approvals (including the Public Utility Commission of Texas, the New Mexico Public Regulation Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976). There can be no assurance the Merger will be consummated or that the make-whole fundamental change conversion right described in the paragraph above will be available in the future.

This Current Report on Form 8-K is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K for the Company that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. The Company does not assume any obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Company cautions readers not to place undue reliance on these statements. The Company’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings and the information filed on the Company’s Forms 8-K with the SEC, which factors are specifically incorporated by reference herein. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXNM ENERGY, INC.
(Registrant)

Date: March 31, 2026	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)